Exhibit 32.1
Certification of Chief Executive Officer
     Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Terayon Communication Systems, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
     (i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 10, 2007
/s/ Jerry D. Chase

Jerry D. Chase
Chief Executive Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.